Volkswagen Auto Loan Enhanced Trust 2003-1
MONTHLY SERVICER CERTIFICATE
For the collection period ended 7-31-2004						PAGE 1

A.	DATES			Begin	End	# days

1	Determination Date				8/18/2004

2	Payment Date				8/20/2004

3	Collection Period			6/27/2004	7/31/2004	35

4	Monthly Interest Period - Actual/360			7/20/2004	8/19/2004	31

5	Monthly Interest - 30/360					30

B.	SUMMARY

		Initial Balance	Beginning Balance	Principal Payment	Ending Balance	Note Factor

6	Class A-1 Notes	315,000,000.00	—	—	—	—
7	Class A-2 Notes	370,000,000.00	193,320,388.09	42,599,686.53	150,720,701.56	0.4073532
8	Class A-3 Notes	385,000,000.00	385,000,000.00	—	385,000,000.00	1.0000000
9	Class A-4 Notes	214,173,000.00	214,173,000.00	—	214,173,000.00	1.0000000
10	Class B Notes	29,559,766.00	29,559,766.00	—	29,559,766.00	1.0000000

11	Total Securities	$1,313,732,766.00	$822,053,154.09	$42,599,686.53	$779,453,467.56

12	Net Pool Balance	$1,334,414,493.82	$833,819,757.88		$790,669,213.47

				Per $1000	Principal & Interest	Per $1000
		Coupon Rate	Interest Pmt Due	Face Amount	Payment Due	Face Amount

13	Class A-1 Notes	1.0050%	—	—	—	—
14	Class A-2 Notes	1.1100%	178,821.36	0.9250000	42,778,507.89	221.2829610
15	Class A-3 Notes	1.4900%	478,041.67	1.2416667	478,041.67	1.2416667
16	Class A-4 Notes	1.9300%	344,461.58	1.6083333	344,461.58	1.6083333

	Total Securities		1,001,324.60		43,601,011.13

C.	COLLECTIONS AND AVAILABLE FUNDS

17	Scheduled Principal Payments Received					25,373,643.36
18	Scheduled Interest Payments Received					3,280,391.72
19	Prepayments of Principal Received					208,074.96
20	Liquidation Proceeds					16,926,715.76
21	Recoveries Received					550,294.26
22	Other Payments Received to Reduce Principal					—

23	Subtotal: Total Collections					46,339,120.06

24	Repurchase Receivables					—
25	Reserve Account Excess Amount (Item 85)					9,517.47

26	Total Available Funds, prior to Servicer Advances					46,348,637.53

27	Servicer Advance (Item 68)					—

28	Total Available Funds + Servicer Advance					46,348,637.53

29	Reserve Account Draw Amount (Item 71)					—

30	Total Available Funds + Servicer Advance and Reserve Account Draw Amount					46,348,637.53

D.	DISTRIBUTIONS

	Distribution Summary:
31	Prior Advance Reimbursement (Item 74)					—
32	Servicing Fees (Item 38)					685,044.30
33	Class A Noteholder Interest (Item 47)					1,001,324.60
34	Principal Distribution Amount (Item 72)					42,599,686.53
35	Amount Paid to Reserve Account to Reach Specified Balance					—
36	Other Amounts Paid to Trustee					—

37	Remaining Funds to Certificateholder					2,062,582.10

Volkswagen Auto Loan Enhanced Trust 2003-1 MONTHLY SERVICER CERTIFICATE For the collection period ended 7-31-2004	PAGE 2

	Distribution Detail:	Due	Shortfall	Paid

38	Servicing Fees	685,044.30	—	685,044.30

	Pro rata:
39	Class A-1 Interest	—	—	—
40	Class A-2 Interest	178,821.36	—	178,821.36
41	Class A-3 Interest	478,041.67	—	478,041.67
42	Class A-4 Interest	344,461.58	—	344,461.58
43	Class A-1 Interest Carryover Shortfall	—	—	—
44	Class A-2 Interest Carryover Shortfall	—	—	—
45	Class A-3 Interest Carryover Shortfall	—	—	—
46	Class A-4 Interest Carryover Shortfall	—	—	—

47	Class A Noteholder Interest	1,001,324.60	—	1,001,324.60

E	CALCULATIONS

	Calculation of Principal Distribution Amount:
48	Beginning Note Balance - All Classes			822,053,154.09
49	Beginning Net Pool Balance		833,819,757.88
50	Receipts of Scheduled Principal		(25,373,643.36)
51	Receipts of Prepaid Principal		(208,074.96)
52	Liquidation Proceeds		(16,926,715.76)
53	Recoveries or Other Collections of Principal		—
54	Principal Amount of Repurchases		—
55	Principal Amount of Defaulted Receivables		(642,110.33)

56	Ending Net Pool Balance		790,669,213.47
57	Yield Supplement Overcollateralization Amount		11,215,745.91

58	Adjusted Pool Balance		779,453,467.56
59	Less: Adjusted Pool Balance - End of Collection Period			779,453,467.56

60	Calculated Principal Distribution Amount			42,599,686.53

	Calculation of Servicer Advance:
61	Available Funds, prior to Servicer Advances (Item 26)			46,348,637.53
62	Less: Prior Advance Reimbursement (Item 31)			—
63	Less: Servicing Fees Paid (Item 32)			685,044.30
64	Less: Interest Paid to Noteholders (Item 33)			1,001,324.60
65	Less: Calculated Principal Distribution (Item 60)			42,599,686.53

66	Equals: Remaining Available Funds before Servicer Advance			2,062,582.10
67	Monthly Loan Payments Due on Included Units but not received (N/A if Item 66 > 0)			N/A

68	Servicer Advance (If Item 66 < 0, lesser of Item 66 and Item 67, else 0)			—

	Calculation of Reserve Account Draw Amount:
69	Remaining Available Funds, before Reserve Account Draw (Item 66 plus Item 68)			2,062,582.10
70	Available Funds Shortfall Amount (If Item 69 < 0, Item 69, else 0)			—

71	Reserve Account Draw Amount (If Item 70 is > 0, Lesser of Reserve Acct Balance and Item 70)			—

72	Principal Distribution Amount (Item 60 - Available Funds Shortfall + Reserve Account Draw Amt)			42,599,686.53

	Reconciliation of Servicer Advance:
73	Beginning Balance of Servicer Advance			—
74	Less: Prior Advance Reimbursement			—
75	Plus: Additional Payment Advances for Current Period			—

76	Ending Balance of Payment Advance			—

Volkswagen Auto Loan Enhanced Trust 2003-1 MONTHLY SERVICER CERTIFICATE For the collection period ended 7-31-2004	PAGE 3

F	RESERVE ACCOUNT

	Reserve Account Balances:
77	Specified Reserve Account Balance			9,852,995.74
78	Initial Reserve Account Balance			6,568,663.83
79	Beginning Reserve Account Balance			9,852,995.74
80	Plus: Net Investment Income for the Collection Period			9,517.47

81	Subtotal: Reserve Fund Available for Distribution			9,862,513.21
82	Plus: Deposit of Excess Available Funds (Item 35)			—
83	Less: Reserve Account Draw Amount (Item 71)			—

84	Subtotal Reserve Account Balance			9,862,513.21
85	Less: Reserve Account Excess Amount to Available Funds (If Item 84 > Item 77)			9,517.47

86	Equals: Ending Reserve Account Balance			9,852,995.74

87	Change in Reserve Account Balance from Immediately Preceding Payment Date			—

G	POOL STATISTICS

	Collateral Pool Balance Data:		Initial	Current

88	Net Pool Balance		1,334,414,494	790,669,213
89	Number of Current Contracts		74,039	58,483
90	Weighted Average Loan Rate		4.21%	4.13%
91	Average Remaining Term		51.9	38.9
92	Average Original Term		55.6	57.6
	Net Credit Loss and Repossession Activity:		Units	Outstanding Principal Balance

93	Aggregate Outstanding Principal Balance of Charged Off Receivables		39	642,110
94	Liquidation Proceeds on Related Vehicles			—
95	Recoveries Received on Previously Receivables Previously Charged Off			550,294

96	Net Principal Losses for Current Collection Period		39	91,816

97	Beginning Net Principal Losses		383	2,002,286
98	Net Principal Losses for Current Collection Period		39	91,816

99	Cumulative Net Principal Losses		422	2,094,102

	Delinquencies Aging Profile - End of Period:	Percentage	Units	Outstanding Principal Balance

100	Current	99.47%	58,172	786,362,194
101	31 - 60 Days Delinquent	0.49%	285	3,965,098
102	61 - 90 Days Delinquent	0.04%	26	341,921

103	Total	100.00%	58,483	790,669,213